UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2018

CHS Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-36079

Minnesota	41-0251095
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of Principal Executive Offices) (Zip Code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 7, 2018, at the Annual Meeting (the “Annual Meeting”) of the members of CHS Inc. (“CHS”), each of the following directors was re-elected to the Board of Directors of CHS (the “Board”) for a three-year term: Steve Fritel; David Johnsrud; David Kayser; and Russ Kehl. One new director, David Beckman, was also elected to the Board for a three-year term at the Annual Meeting. The following directors’ terms of office continued after the Annual Meeting: Clinton J. Blew; Dennis Carlson; Scott Cordes; Jon Erickson; Mark Farrell; Alan Holm; Tracy Jones; Randy Knecht; Edward Malesich; Perry Meyer; Steve Riegel; and Daniel Schurr.
Newly-elected director David Beckman succeeds former director Don Anthony, who retired from the Board on December 7, 2018, and will represent CHS members in Region 8, which includes the states of Colorado, Kansas, Nebraska, New Mexico, Oklahoma and Texas. Mr. Beckman has been Chairman of Central Valley Ag Cooperative since 2003 and a director of the Nebraska Cooperative Council since 2012, serving as its Secretary since 2016. In addition, Mr. Beckman was a director of Central Farmers Cooperative from 1997 until 2002, serving as Vice Chairman from 1997 until 1999 and as Chairman from 2000 until 2002, and was a director of Farmers Cooperative Exchange from 1992 until 1996, serving as Vice Chairman from 1994 until 1995 and as Chairman in 1996. With his wife, brother and three sons and their families, Mr. Beckman operates a farm near Elgin, Nebraska that raises irrigated corn and soybeans and operates a custom hog feeding operation. Mr. Beckman also has custom cattle fed at a feed yard in eastern Nebraska and owns a small trucking business that primarily serves the needs of his farming operation. Mr. Beckman holds a bachelor’s degree in agronomy from the University of Nebraska-Lincoln. Mr. Beckman has been appointed to the Board’s Corporate Risk and Government Relations Committees.

Because CHS directors must be active patrons of CHS, or of an affiliated association, transactions between CHS and its directors are customary and expected. Transactions include the sales of commodities to CHS and the purchases of products and services from CHS, as well as patronage refunds and equity redemptions received from CHS. Since September 1, 2017, the value of those transactions between Mr. Beckman (and his immediate family members, which include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing their household) and CHS has not exceeded $120,000.

On December 7, 2018, following the Annual Meeting, the Board held its annual re-organizational meeting, at which each of the following Board officers was elected for a one-year term: Daniel Schurr was re-elected Chairman of the Board; Clinton J. Blew was re-elected as First Vice Chairman of the Board; David Johnsrud was re-elected as Secretary-Treasurer of the Board; Jon Erickson was re-elected as Second Vice Chairman of the Board; and Steve Riegel was re-elected as Assistant Secretary-Treasurer of the Board.
Item 7.01.    Regulation FD Disclosure.
On December 11, 2018, CHS issued a press release announcing the results of the election of directors to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS INC.

Date: December 11, 2018	By:	/s/ Timothy Skidmore
Timothy Skidmore
Executive Vice President and Chief Financial Officer